UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant toss.240.14a-11(c) ofss.240.14a-12

AMPAL-AMERICAN ISRAEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMPAL-AMERICAN ISRAEL CORPORATION
111 ARLOZOROV STREET
TEL AVIV, ISRAEL 62098

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 19, 2006

Dear Shareholder:

        You are cordially invited to attend the annual meeting (the “Annual Meeting”) of the shareholders of Ampal-American Israel Corporation (the “Company” or “Ampal”) which will be held at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th floor, New York, NY 10104, on September 19, 2006, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect eight (8) directors to the Board of Directors of the Company to hold office for one year terms and until their respective successors shall be elected and qualified;

2.	To ratify the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006;

3.	To approve the proposed issuance of 10,248,002 shares of Class A Stock of the Company to Merhav (m.n.f.) Ltd. (“Merhav”) in connection with the Company’s purchase from Merhav of a portion of its interest in East Mediterranean Gas Co. S.A.E., an Egyptian joint stock company; and

4.	To transact such other business as may properly come before said meeting or any adjournment(s) or postponement(s) thereof.

        Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

        The Board of Directors of the Company has fixed the close of business on August 23, 2006 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        Please vote, date, sign and mail the enclosed Proxy in the return envelope. You will not need postage if you mail it from within the United States. A prompt response will be helpful and appreciated.

By Order of the Board of Directors, JACK BIGIO President and Chief Executive Officer

Tel Aviv, Israel
August 29, 2006

YOUR VOTE IS IMPORTANT. PLEASE VOTE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

2

AMPAL-AMERICAN ISRAEL CORPORATION

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 19, 2006

        This Proxy Statement is being furnished to the holders of Class A Stock, par value $1.00 per share (the “Class A Stock”), of Ampal-American Israel Corporation (the “Company” or “Ampal”) in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) for use at the annual meeting of the shareholders of the Company to be held on September 19, 2006, and at any adjournment(s) or postponement(s) thereof (the “Annual Meeting”). The mailing address of our principal executive office is 111 Arlozorov Street, Tel Aviv, Israel 62098. This Proxy Statement and enclosed proxy card are first being mailed to the shareholders of the Company entitled to vote at the Annual Meeting on or about August 29, 2006. In an effort to present the information contained in this Proxy Statement in a clear manner, the Company has decided to use a question and answer format.

Q:	What am I voting on?

        Election of Ampal’s eight directors for one-year terms, ratification of the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“Kesselman & Kesselman”), as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006, and the approval of the proposed issuance of 10,248,002 shares of Class A Stock of the Company to Merhav (m.n.f.) Ltd. (“Merhav”) in connection with the Company’s purchase from Merhav of a portion of its interest in East Mediterranean Gas Co. S.A.E., an Egyptian joint stock company (“EMG”).

Q:	Who is entitled to vote?

        Holders of the Class A Stock as of the close of business on August 23, 2006 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had 22,212,933 shares of Class A Stock outstanding (excluding treasury shares). Each shareholder is entitled to one vote for each share of Class A Stock held on the Record Date. The Class A Stock does not have cumulative voting rights.

Q:	How can I get a copy of Ampal’s annual report on Form 10-K?

        Upon request, the Company will provide, without charge to any shareholder entitled to vote at the Annual Meeting, a copy of Ampal’s annual report on Form 10-K to the Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2005. Such request should be made to the Secretary of the Company at the address shown on the accompanying Notice of Annual Meeting of Shareholders. The Company’s annual report on Form 10-K, as well as its other filings with the SEC, are available via the Internet at the Company’s website at http://www.ampal.com and at the SEC’s website at http://www.sec.gov.

Q:	How can I review Ampal's financial statements for the fiscal year ended December 31, 2005?

        A copy of Ampal’s 2005 annual report on Form 10-K containing the Company’s audited financial statements for the fiscal year ended December 31, 2005 has been mailed with this Proxy Statement to all holders of Class A Stock entitled to vote at the Annual Meeting on or about August 29, 2006.

Q:	Who are the principal shareholders of Ampal and how will they vote?

        As of the Record Date, Y.M. Noy Investments Ltd. (“Noy”) was the holder of approximately 52.9% of the outstanding Class A Stock. Noy is the only holder of more than 5% of the Class A Stock known to the Company. (See page 18 for more details regarding the principal shareholders.) Noy has advised the Company that it will vote in favor of the Board’s slate of nominees for directors, in favor of the ratification of the appointment of Kesselman & Kesselman as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006 and in favor of the approval of the proposed issuance of 10,248,002 shares of our Class A Stock.

Q:	Who is bearing the cost of preparing this Proxy Statement?

        The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and the proxy card is being borne by the Company. The Company will also reimburse brokers who are holders of record of shares of the Company for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

Q.     Besides shareholders, who else will attend the Annual Meeting?

        Some of the directors of Ampal, senior management of Ampal and representatives of Mellon Investor Services, the Company’s transfer agent, will be present at the Annual Meeting. Additionally, representatives of Kesselman & Kesselman, whom the Audit Committee has appointed to be its independent registered public accounting firm for the fiscal year ending December 31, 2006, are expected to be present and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Q:	What constitutes a quorum?

        The holders of record of one-third of the outstanding Class A Stock entitled to vote at any meeting of shareholders shall constitute a quorum for the Annual Meeting. A quorum of shares of Class A Stock outstanding (excluding treasury shares) as of the Record Date therefore equals 7,404,645 shares of Class A Stock. All votes will be tabulated by the inspector of elections appointed for the meeting. The inspector of elections will also determine whether or not a quorum is present. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Q:	How do I vote using the proxy?

        Sign your name exactly as it appears in the proxy, and return it in the enclosed prepaid envelope. IF YOU SIGN YOUR PROXY BUT DO NOT INDICATE YOUR VOTING PREFERENCES, YOUR VOTE WILL BE COUNTED FOR ALL OF THE BOARD’S NOMINEES FOR DIRECTORS, THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND THE APPROVAL OF THE PROPOSED ISSUANCE OF 10,248,002 SHARES OF OUR CLASS A STOCK. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Q:	May I revoke my proxy?

        A proxy may be revoked at any time before it is exercised at the Annual Meeting by notifying the Company’s Secretary in writing or by returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting (although your attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

Q:	How many votes are needed for the election of a director?

        The election of a nominee director requires a plurality of the votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees listed in the Proxy Statement. The Board of Directors of Ampal unanimously recommends the election of the following persons to the Board of Directors: Yosef A. Maiman, Jack Bigio, Leo Malamud, Dr. Joseph Yerushalmi, Dr. Nimrod Novik, Yehuda Karni, Eitan Haber and Menahem Morag. Set forth below in this Proxy Statement is information about each nominee, including biographical data for at least the last five years.

Q:	How many votes are needed for the ratification of the appointment of Kesselman & Kesselman as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006?

        The ratification of the appointment of Kesselman & Kesselman as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006 requires a plurality of the votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting. The Board of Directors of Ampal unanimously recommends the ratification of the appointment of Kesselman & Kesselman as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Q:	How many votes are needed for the approval of the proposed issuance of 10,248,002 shares of our Class A Stock to Merhav in connection with the Company’s purchase from Merhav of a portion of its interest in EMG?

        The approval of the proposed issuance of 10,248,002 shares of our Class A Stock to Merhav requires a majority of the votes cast on the proposal by the holders of shares present in person or represented by proxy at the Annual Meeting. The Board of Directors of Ampal unanimously recommends that shareholders approve such issuance.

Q:	How will abstentions and broker non-votes be treated with respect to the proposals to be voted upon at the Annual Meeting?

        With respect to the proposals regarding the election of directors and the ratification of the appointment of the Company’s independent registered public accounting firm, abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular matter) will have no effect on the outcome of these proposals. With respect to the proposal regarding the proposed issuance of 10,248,002 shares of our Class A Stock to Merhav, abstentions will have the same practical effect as a negative vote but broker non-votes will not be counted for any purpose in determining whether the proposal has been approved.

Q:	Will any other matters be brought before the Annual Meeting?

        Management does not presently know of any other matters which will be brought before the Annual Meeting. If, however, other matters requiring the vote of the shareholders, not now known or contemplated, do properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the proxy to vote the proxies held by them in accordance with their judgment in such matters.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO THE NOMINEES FOR
ELECTION TO THE BOARD OF DIRECTORS

Q:	How many directors does Ampal have?

        The Company’s By-Laws provide that the entire Board shall be constituted of not less than three and not more than 29 persons, with the actual number serving set by the Board. In connection with the nomination of the persons listed below to the Board of Directors, the Board set the number of directors at eight. The Board recommends that the shareholders elect the eight persons nominated by the Board.

Q:	Who recommended the Company’s slate of nominees?

        All of the nominees for directors were nominated by the Board and recommended by management.

Q:	Who are the Board’s nominees for directors?

        The following is a description of each of the nominees for director setting forth their ages, their principal occupations and employment during the past five years and their tenure on the Board.

Name	Age	Position with Ampal	Director Since

Yosef A. Maiman	60	Chairman of the Board and	2002
		Director

Jack Bigio	40	President, Chief Executive	2002
		Officer and Director

Leo Malamud	54	Director	2002

Dr. Joseph Yerushalmi	68	Director	2002

Dr. Nimrod Novik	60	Nominee for Director	N/A

Yehuda Karni	77	Director	2002

Eitan Haber	66	Director	2002

Menahem Morag	55	Director	2004

        YOSEF A. MAIMAN, 60, has been the Chairman of the Board of Ampal since April 25, 2002. Mr. Maiman has been President and Chief Executive Officer of Merhav, one of the largest international project development companies based in Israel, since its founding in 1975. Mr. Maiman is also the Chairman of the Board of Directors of Channel Ten, a commercial television station in Israel, a director of Eltek, Ltd. (“Eltek”), a developer and manufacturer of printed circuit boards, a member of the Board of Directors of the Middle East Task Force of the New York Council on Foreign Relations and Honorary Consul to Israel from Peru. Mr. Maiman is also member of the Board of Trustees of the Tel Aviv University, Chairman of the Israeli Board of the Jaffee Center for Strategic Studies at Tel Aviv University and the Chairman of the Board of Trustees of the International Policy Institute for Counter Terrorism. Mr. Maiman received a BA in Economics from the University of Texas El Paso and a MA in Economics from Cornell University.

        JACK BIGIO, 40, has been the President and Chief Executive Officer of Ampal since April 25, 2002, and a director of Ampal since March 6, 2002. From 1996 until April 2002, Mr. Bigio served as Senior Vice President — Operations and Finance. Mr. Bigio is also a director of Eltek, a member of the Board of Israel-America Chamber of Commerce & Industry and a member of Young Presidents’ Organization.

        LEO MALAMUD, 54, has been a director of Ampal since March 6, 2002. Since 1995, Mr. Malamud is Senior Vice President of Merhav. Mr. Malamud is also a director of Eltek.

        Dr. JOSEPH YERUSHALMI, 68, has been Senior Vice President — Head of Energy and Infrastructure Projects of Merhav since 1995. He has been a director of Ampal since August 16, 2002.

        Dr. NIMROD NOVIK, 60, has been Senior Vice President of Merhav since 1995, responsible for Middle East projects (including the MIDOR petroleum refinery in Egypt and the current EMG project for the export of Egyptian natural gas to Israel) as well as for corporate and government relations. He is a member of the board of EMG and of Channel 10 News Corp. Mr. Novik is an advisor to the Israeli National Security Council as well as to several members of the Israeli cabinet, and a former Special Ambassador of the State of Israel as well as Chief Advisor on Foreign Policy to Israel’s Prime Minister and Minister of Foreign Affairs.

        YEHUDA KARNI, 77, was a senior partner in the law firm of Firon Karni Sarov & Firon, from 1961 until his retirement in 2000. He has been a director of Ampal since August 16, 2002.

        EITAN HABER, 66, was the Head of Bureau for the former Prime Minister of Israel, Yitzhak Rabin, from July 1992 until November 1995. Since 1996, Mr. Haber has been the President and CEO of Geopol Ltd., which represents the Korean conglomerate Samsung Aircraft and Industries in Israel and the Middle East. Since 2001, Mr. Haber also has served as CEO of Kavim Ltd., a production and project development company. Mr. Haber is a member of the Board of Directors of Africa Israel Ltd. and “Israel Experience Co.” He has been a director of Ampal since August 16, 2002.

        MENAHEM MORAG, 55, has been a director of Ampal since January 27, 2004. From 1996 to 1999 Mr. Morag was the Head of Finance and Budget at the Israeli Prime Minister’s office in Tel Aviv. From 1999 to 2001, Mr. Morag was the Controller and Ombudsman at the Israeli Prime Minister’s office in Tel Aviv. From 2001 to 2003, Mr. Morag was the Head of Human Resources Department at the Israeli Prime Minister’s office in Tel Aviv. From 2003 until 2006, Mr. Morag served as the Head of the Council of the Pensioners Association of the Israeli Prime Minister’s office in Tel Aviv. Mr. Morag has also served as a director in Palram Industries since 2004, and from 2005 till 2006 he was the CEO of Keren-Shemesh Foundation for the Encouragement of Young Entrepreneurs Today. Since June 2006, Mr. Morag has served as a Deputy General Manager –Head of Resources Division of Union Bank of Israel Ltd.

Q:	What happens if a nominee becomes unavailable for election?

        In case any nominee should become unavailable for election to the Board for any reason, the persons named in the proxy will have discretionary authority in that instance to vote the proxies for a substitute.

Q:	How long will each director serve?

        Each director will serve for a term of one year and until his successor shall be elected and qualified.

Q:	What type of compensation do directors receive?

        Directors of Ampal (other than Mr. Maiman and Mr. Bigio) received $1,500 per Board meeting attended. Mr. Maiman receives $2,000 for Board meetings attended and Mr. Bigio does not receive compensation for Board meetings attended. Directors of Ampal (other than Mr. Karni, Mr. Haber, Mr. Morag) also receive the same amount for attendance at meetings of committees of the Board, provided that such committee meetings are on separate days and on a day other than the day of a regularly scheduled Board meeting.

Mr. Karni, who serves as Chairman of the Special Committee, the Audit Committee and the Compensation Committee, and as a member of the Executive Committee, received $1,500 for each committee meeting attended during the fiscal year ended December 31, 2005. Beginning with the fiscal year ending December 31, 2006, Mr. Karni will receive $30,000 per year for attendance at all meetings of committees of the Board.

        Mr. Haber and Mr. Morag, each of whom serves on the Special Committee, the Audit Committee and the Compensation Committee, received $1,500 for each committee meeting attended during the fiscal year ended December 31, 2005. Beginning with the fiscal year ending December 31, 2006, Mr. Haber and Mr. Morag, will receive $20,000 per year for attendance at all meetings of committees of the Board. The compensation of the members of the Special Committee of the Board is set forth below on page 11.

        On August 16, 2002, each of Yehuda Karni and Eitan Haber, each of whom is a non-employee director of the Company, were issued 15,000 options under the 2000 Plan (as hereinafter defined) to purchase shares of Class A Stock of the Company at an exercise price of $3.12 per share, the closing price of the Class A Stock as reported on the Nasdaq Global Market (“Nasdaq”) on the date of issuance.

        On August 16, 2002, Dr. Joseph Yerushalmi and Leo Malamud, each of whom is a non-employee director of the Company, were issued 100,000 and 150,000 options, respectively, under the 2000 Plan to purchase shares of Class A Stock of the Company at an exercise price of $3.12 per share, the closing price of the Class A Stock as reported on Nasdaq on the date of issuance.

        On March 24, 2004, Menahem Morag, who is a non-employee director of the Company, was issued 15,000 options under the 2000 Plan to purchase shares of Class A Stock of the Company at an exercise price of $3.13 per share, the closing price of the Class A Stock as reported on Nasdaq on the date of issuance.

        On October 28, 2004, Mr. Bigio was granted 280,000 options pursuant to the 2000 Plan to purchase shares of Class A Stock of the Company at an exercise price of $3.50 per share, the closing price of the Class A Stock as reported on Nasdaq on the date of issuance.

        On October 10, 2005, each of Yehuda Karni, Eitan Haber and Menahem Morag, each of whom is a non-employee director of the Company, were issued 45,000 options under the 2000 Plan (as hereinafter defined) to purchase shares of Class A Stock of the Company at an exercise price of $3.69 per share, the closing price of the Class A Stock as reported on the Nasdaq on the date of issuance.

Q:	Does the Company have directors and officer liability insurance?

        Yes. Effective January 29, 2006, the Company purchased directors and officers liability policies in the aggregate amount of $35,000,000 ($10,000,000 of which is for the sole benefit of directors and officers in the event that indemnification by the Company is unavailable to such individuals) issued by XL Specialty Insurance Company. The cost of the policies, which expire January 29, 2007, was $601,000.

Q:	Does the Board of Directors have any committees?

        Yes. The Board of Directors has the following standing committees: Audit Committee, Executive Committee and Stock Option and Compensation Committee. The Board will elect new members to the committees following the Annual Meeting. The current members, activities and functions of the various committees are set forth below.

        Because Noy owns more than 50% of the voting power of the Company, the Company is deemed to be a “controlled company” under the rules of Nasdaq. As a result, the Company is exempt from the Nasdaq rules that require listed companies to have (i) a majority of independent directors on the Board, (ii) a compensation committee and nominating committee composed solely of independent directors, (iii) the compensation of executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors and (iv) a majority of the independent directors or a nominating committee composed solely of independent directors elect or recommend director nominees for selection by the Board.

Code of Business Conduct and Ethics

        The Company has adopted a (i) Code of Ethics for the Company’s Senior Financial Officers and (ii) Code of Conduct applicable to all of the Company’s employees and directors. These codes are designed to both insure that the Company’s business is conducted in a consistently legal and ethical manner, and address specific areas of professional conduct, including conflicts of interest, fair dealing and the strict adherence to all laws and regulations applicable to the conduct of the Company’s business. Copies of the Company’s Code of Ethics for Senior Financial Officers and Code of Conduct are available on the Company’s website at www.ampal.com.

Communications Between Shareholders and the Board of Directors

        Shareholders and other interested persons seeking to communicate with the Board should submit any communications in writing to the Company’s Secretary at the following address: Ampal-American Israel Corporation, 111 Arlozorov Street, Tel Aviv, Israel 62098. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Company’s Secretary will forward such communication to the Board or to any individual director or directors to whom the communication is directed.

Policy Governing Director Nominations

        As stated above, because Noy owns more than 50% of the voting power in the Company, the Company is deemed to be a “controlled company” under the Nasdaq rules. Because the Company is a “controlled company,” the Board has decided not to establish a separate nominating committee or implement formal rules that would govern director nominations from shareholders and each member of the Board participates in the consideration of director nominees. In the event of any vacancy on the Board, or in the event that the Board is to be expanded, the Board will determine at such time the appropriate procedures for filling the vacancy or additional position. The Board may decide at such time to authorize a committee of the Board of Directors to conduct the search for a director and to recommend nominations to the full Board of Directors.

        Minimum Qualifications. The Company does not set specific criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of Nasdaq and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in such person’s career; board experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to the Board duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Board believes that each director should have a basic understanding of (i) principal operational and financial objectives as well as plans and strategies of the Company, (ii) results of operations and financial condition of the Company and of any significant subsidiaries and investee companies, and (iii) the relative standing of the Company, its business segments and investee companies in relation to its competitors.

        The Board also may consider (i) whether a candidate would be deemed to be “independent” under the applicable laws, rules and regulations of Nasdaq and the SEC, as applicable, (ii) whether the candidate’s existing business commitments would interfere with the candidate’s ability to devote sufficient time to discharge his or her duties as a director and (ii) the input of Noy, the Company’s majority shareholder.

Audit Committee

        The Audit Committee currently consists of Messrs. Karni, Haber and Morag, each of whom is an independent director as defined under the rules of the National Association of Securities Dealers’ and the rules promulgated by the SEC. The Board has determined that Mr. Morag is an “audit committee financial expert” for purposes of the rules promulgated by the SEC. The Audit Committee held five meetings and did not act by written consent during the fiscal year ended December 31, 2005.

        The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements. The Audit Committee also has the duty and responsibility of approving all transactions between the Company, on the one hand, and any officer, director, or affiliate thereof, on the other hand, or any transaction in which any officer, director or affiliate has a material interest. A full description of the Audit Committee’s primary responsibilities is contained in the Audit Committee’s written charter, a copy of which was filed as Appendix A to the Company’s proxy statement for its annual meeting of shareholders in 2005 and is also available on the Company’s website at http://www.ampal.com.

Report of the Audit Committee

To the Board of Directors of Ampal-American Israel Corporation:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2005.

We have discussed with Kesselman & Kesselman the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

We have received the written disclosures and the letter from Kesselman & Kesselman required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with them their independence from the Company and management.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s annual report on Form 10-K for the year ended December 31, 2005.

AUDIT COMMITTEE Yehuda Karni, Chairman Eitan Haber Menahem Morag

Executive Committee

        The Executive Committee meets as necessary between regularly scheduled meetings of the Board and, consistent with certain statutory limitations, exercises all authority of the Board. During the fiscal year ended December 31, 2005, the Executive Committee of the Board was composed of the following individuals: Jack Bigio, Leo Malamud, Dr. Joseph Yerushalmi and Yehuda Karni.

        The Executive Committee held two meetings and did not act by written consent during the fiscal year ended December 31, 2005.

Stock Option and Compensation Committee

        The Stock Option and Compensation Committee administers the Company’s stock option plans and other option grants and determines the Company’s policies regarding executive compensation. During the fiscal year ended December 31, 2005 the members of the Stock Option and Compensation Committee were Yehuda Karni, Eitan Haber and Menahem Morag. The Stock Option and Compensation Committee held one meeting and did not act by written consent during the fiscal year ended December 31, 2005.

Report of the Stock Option and Compensation Committee

The Stock Option and Compensation Committee’s executive compensation policy strives to provide compensation rewards based upon both corporate and individual performance while maintaining a relatively simple compensation program in order to avoid the administrative costs which the Stock Option and Compensation Committee believes are inherent in multiple complex compensation plans and agreements.

The determination of compensation ranges for executive officers reflect a review of salaries and bonuses for executive officers holding similar positions in companies of relatively comparable size and orientation. However, in making compensation decisions, the Stock Option and Compensation Committee remains cognizant of the Board of Directors’responsibility to enhance shareholder value. The Stock Option and Compensation Committee utilizes cash bonuses, when it feels a bonus is merited, based on factors such as an executive’s individual performance. The Company has available a long-term incentive for executives to both remain in the employ of the Company and to strive to maximize shareholder value through the 1998 Plan (as hereinafter defined) and 2000 Plan, which aligns the interests of executives with those of shareholders.

Determination of Jack Bigio’s compensation as the Company’s Chief Executive Officer for the fiscal year ended December 31, 2005 reflects a comparison with chief executive officer compensation of companies of relatively comparable size and orientation, but also reflects recognition of Mr. Bigio’s ongoing contribution to the growth, success and profitability of the Company. On August 16, 2002, Mr. Bigio was granted 150,000 options pursuant to the 2000 Plan to purchase shares of Class A Stock of the Company at an exercise price of $3.12 per share, the closing price of the Class A Stock as reported on Nasdaq on the date of issuance. These options vest in equal installments of 9,375 shares beginning on November 16, 2002 and each three month anniversary thereafter, except that a portion of the options may vest on an accelerated basis upon the achievement of certain performance criteria. On October 28, 2004, Mr. Bigio was granted 280,000 options pursuant to the 2000 Plan to purchase shares of Class A Stock of the Company at an exercise price of $3.50 per share, the closing price of the Class A Stock as reported on Nasdaq on the date of issuance. These options vest in equal installments of 17,500 shares beginning on January 28, 2005 and each three month anniversary thereafter. In negotiating the number of shares subject to the option grant, the Stock Option and Compensation Committee took into account the past option grants made to other executive officers, Mr. Bigio’s rank and responsibilities and Mr. Bigio’s expected contributions to the Company. In addition, the Stock Option and Compensation Committee sought to provide a significant incentive for Mr. Bigio to enhance shareholder value.

STOCK OPTION AND COMPENSATION COMMITTEE Yehuda Karni, Chairman Eitan Haber Menahem Morag

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The current members of the Stock Option and Compensation Committee are Mr. Yehuda Karni, Mr. Eitan Haber and Mr. Menahem Morag, none of whom is an officer or employee or former officer or employee of the Company or any subsidiaries. During 2005, no executive officer of the Company served on the Stock Option and Compensation Committee, or the Board of Directors of another entity whose executive officer(s) served on the Company’s Stock Option and Compensation Committee of the Board of Directors.

Special Committee of the Board

        On October 28, 2004, the Board formed a Special Committee of the Board composed of Mr. Yehuda Karni, Mr. Eitan Haber, Mr. Menahem Morag and Mr. Michael Arnon (prior to his death), each of whom is an independent director.

        The Board appointed the Special Committee of independent directors to consider alternatives available to the Company to maximize shareholder value. The Special Committee was formed in response to a suggestion from Mr. Yosef A. Maiman, Chairman of the Board and controlling shareholder, that he is reviewing his alternatives with regard to his investment in the Company.

        In connection with the formation of this Special Committee, the Company entered into an Indemnification and Compensation Agreement with each of Messrs. Karni, Haber and Morag. In consideration for serving as a member of the Special Committee, each of Messrs. Karni, Haber and Morag shall receive from the Company a fee of $35,000 payable in seven equal monthly installments beginning on October 28, 2004. In addition, the Company has agreed to indemnify and hold harmless each of Messrs. Karni, Haber and Morag with respect to his service on, and any matter or transaction considered by, the Special Committee to the fullest extent authorized or permitted by law.

Q:	Did all directors attend all of the Board and Committee meetings in 2005?

        All directors attended more than 75% of the aggregate of (1) the total number of meetings of the Board held during the fiscal year ended December 31, 2005 for which such individual was a director and (2) the total number of meetings held by all committees of the Board on which such individual served in the fiscal year ended December 31, 2005 (during the period of such service). In total, the Board held seven regularly scheduled meetings during the fiscal year ended December 31, 2005 and acted four times by written consent during the fiscal year ended December 31, 2005.

        Although the Company has no formal policy requiring director attendance at the Company’s Annual Meeting, the Chief Executive Officer, who is currently a member of the Board of Directors, and the Chairman of the Board, are both encouraged to attend the Annual Meeting. The other members of the Board of Directors are welcome to attend the Annual Meeting. Last year, one director attended the Company’s 2005 annual meeting of shareholders.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO
THE RATIFICATION OF THE APPOINTMENT OF THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors seeks shareholder ratification of the Audit Committee’s appointment of Kesselman & Kesselman as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006. The Board has not determined what action, if any, would be taken should the appointment of Kesselman & Kesselman not be ratified at the Annual Meeting.

Q:	What were the aggregate fees billed for each of the last two fiscal years for professional services rendered by the Company’s independent registered public accounting firm?

        Audit Fees: The fees of Kesselman & Kesselman for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2005 and December 31, 2004 and reviewing the financial statements included in the Company’s quarterly reports on Form 10-Q were $266,000 and $267,000, respectively.

         Audit-Related Fees: None.

        Tax Fees: Kesselman & Kesselman's tax fees for the fiscal years ended December 31, 2005 and December 31, 2004, were $209,000 and $100,000, respectively.

        All Other Fees: Kesselman & Kesselman’s fees for other services for the fiscal year ended December 31, 2005 and December 31, 2004, were $236,000 and $42,800, respectively.

        All of the services provided by our principal accounting firm described above under the captions “Audit Fees”, “Tax Fees” and “All Other Fees” were approved by our Audit Committee. The Audit Committee has determined that the rendering of professional services described above by Kesselman & Kesselman is compatible with maintaining the independent registered public accounting firm’s independence.

Q:	What are the Audit Committee pre-approval policies and procedures?

        The Company’s Audit Committee Charter provides that the Audit Committee shall approve in advance all audit services and all non-audit services provided by the independent registered public accounting firm based on policies and procedures developed by the Audit Committee from time to time. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

        Our Audit Committee requires that our independent registered public accounting firm, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO
THE APPROVAL OF THE PROPOSED ISSUANCE OF 10,248,002 SHARES OF CLASS A
STOCK OF THE COMPANY TO MERHAV IN CONNECTION WITH THE COMPANY’S
PURCHASE FROM MERHAV OF A PORTION OF ITS INTEREST IN EMG.

Q:	Why does the Company want to issue shares of its Class A Stock to Merhav?

        On December 1, 2005, Merhav Ampal Energy Ltd. (“Merhav Ampal Energy”), a wholly-owned subsidiary of the Company, entered into an agreement (the “First EMG Agreement”) with Merhav for the purchase from Merhav of a portion of its interest in EMG. Under the terms of the First EMG Agreement, Merhav Ampal Energy acquired the beneficial ownership of 1,200 shares of EMG’s capital stock, representing a 2% beneficial ownership in EMG for a purchase price of $29,960,000. Additionally, Merhav Ampal Energy was granted the exclusive right to negotiate to acquire a substantial portion of Merhav’s remaining shares of EMG. Merhav Ampal Energy also has the right for a period of time to require Merhav to repurchase the EMG interest. The foregoing summary is qualified in its entirety by reference to the First EMG Agreement, which was filed on March 29, 2006 as Exhibit 10.L to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005.

        On August 1, 2006, Merhav Ampal Energy entered into an agreement (the “Second EMG Agreement”) with Merhav for the purchase from Merhav of an additional portion of its interest in EMG. Under the terms of the Second EMG Agreement, Merhav Ampal Energy acquired the beneficial ownership of 4.6% of the outstanding shares of EMG’s capital stock. The purchase price for the shares was $100 million, of which $50 million was paid in cash and the remaining $50 million is to be paid in 10,248,002 shares of the Company’s Class A Stock (based upon a per share price of $4.879, which was the average price for shares of Class A Stock during the 20-day period prior to August 1, 2006). The issuance of such shares of Class A Stock is subject to the approval of the shareholders of the Company as required by the marketplace rules of the NASDAQ Stock Market.

        Pursuant to the Second EMG Agreement, the purchase price for the 4.6% beneficial interest may be adjusted downward should Merhav sell any of its remaining shares of EMG to a third-party purchaser at a purchase price per share lower than the purchase price per share paid by Merhav Ampal Energy pursuant to the Second EMG Agreement. Additionally, pursuant to the Second EMG Agreement, Merhav Ampal Energy was granted the right to acquire up to an additional 5.9% of the total outstanding shares of EMG stock. The foregoing summary is qualified in its entirety by reference to the Second EMG Agreement, which was filed as Exhibit 10 to the Company’s current report on Form 8-K filed on August 3, 2006.

        As a result of these transactions, Merhav Ampal Energy beneficially owns 6.6% of the total outstanding shares of EMG.

Q:	Did the Company's Independent directors review and approve the proposed issuance?

        Yes. Yosef A. Maiman, the Chairman of the Board and the Company’s controlling shareholder, is the sole owner of Merhav. Because of the foregoing relationship, the Special Committee, which is identical in composition to the Audit Committee and comprised solely of independent directors of the Company, negotiated and approved the transactions described above, including the proposed issuance.

Q:	Did the Special Committee receive a fairness opinion regarding the proposed issuance?

        Yes. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. acted as financial advisors to the Special Committee in regards to the transactions described above and rendered an opinion as to the fairness of such transactions, including the proposed issuance.

Q:	Why does the Company need shareholder approval of the proposed issuance?

        Because the Company’s common stock is traded on Nasdaq, it is subject to the NASD’s Nasdaq Marketplace Rule 4350(i)(1)(C), which requires that the issuance be approved by the Company’s shareholders.

        NASD Marketplace Rule 4350(i)(1)(C)

        Under NASD Marketplace Rule 4350(i)(1)(C), shareholder approval must be sought in connection with an acquisition of the stock or assets of another company if any director, officer or substantial shareholder of the issuer has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

        Because Yosef A. Maiman, a Director of the Company and Chairman of the Board, owns greater than 5% of each of Merhav and EMG and because the proposed issuance of 10,248,002 shares of the Class A Stock would amount to an increase of 46.13% of outstanding shares, the Company must obtain shareholder approval of the proposed issuance.

        If approved, this proposal will satisfy the requirements to issue more shares under NASD Marketplace Rule 4350(i)(1)(C) in connection with the Class A Stock to be issued to Merhav.

Q:	If approved by shareholders, when will the proposed issuance take place?

        Should holders of the Company’s Class A Stock approve the proposed issuance 10,248,002 shares of the Company’s Class A Stock to Merhav Annual Meeting, the Company intends to issue such shares to Merhav as soon as is practicable following the Annual Meeting.

Q:	How many shares of Class A Stock are available for issuance by the Company?

        The Company’s Restated Certificate of Incorporation, as amended, authorizes the issuance of up to 60 million shares of Class A Stock. As of the Record Date, the Company had 22,212,933 issued and outstanding and, pursuant to the Restated Certificate of Incorporation, as amended, may issue up to 37,768,067 additional shares of Class A Stock.

        If the Company’s shareholders approve the proposed issuance of the shares to Merhav, the Company will have 27,538,065 remaining shares of Class A Stock after taking into account the issuance of the shares to Merhav.

Q:	What are the potential effects of the proposed issuance upon the Company's shareholders?

        If the proposed issuance is approved, we will issue 10,248,002 shares of the Company’s Class A Stock to Merhav. Accordingly, the approval of proposed issuance will have the effect of substantially reducing the percentage of equity and voting interest held prior to the proposed issuance by each shareholder of the Company’s Class A Stock and increasing the number of outstanding shares of our Class A Stock. Because Mr. Maiman is the sole owner of Merhav, his controlling interest in the Company will increase from 53.42% to 68.78% of the total number of shares of Class A Stock outstanding should the proposed issuance be approved by shareholders at the Annual Meeting and the Company issues the 10,248,002 shares of the Company’s Class A Stock to Merhav.

Q:	What effect would the failure of the proposed issuance have on the Company?

        Pursuant to the Agreement, if the shareholders do not approve the proposed issuance of 10,248,002 shares of the Company’s Class A Stock to Merhav within 18 months of August 1, 2006, Merhav Ampal Energy may have to return 50% of the shares of EMG that it acquired from Merhav pursuant to the Second EMG Agreement.

Q:	What is the recommendation of the Board of Directors regarding the proposed issuance?

        Your Board of Directors recommends that you vote FOR the proposed issuance of 10,248,002 shares of Class A Stock of the Company to Merhav in connection with the Company’s purchase from Merhav of a portion of its interest in EMG.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO
THE COMPANY’S EXECUTIVE OFFICERS

Q:	Who are the Company’s executive officers?

        Executive officers are elected annually by the Board of Directors. The persons appointed by the Board of Directors to serve as executive officers are described below. The descriptions of Mr. Maiman, Chairman of the Board of Directors of Ampal, and Mr. Bigio, Chief Executive Officer and President of Ampal, can be found above with the descriptions of the nominees for the Board. The following is a description of the executive officers, other than Messrs. Maiman and Bigio, their ages, their positions and offices with Ampal or its subsidiaries and their principal occupations and employment during the past five years.

        IRIT ELUZ, 39, has been the Chief Financial Officer and Senior Vice President — Finance and Treasurer since October 2004. Since July 2006, Ms. Eluz has served as a director of Kamor Ltd. From May 2002 through October 2004 Ms. Eluz was Chief Financial Officer and Vice President – Finance and Treasurer. From January 2000 through April 2002, Ms. Eluz was the Associate Chief Financial Officer of Merhav. From June 1995 through December 1999, Ms. Eluz was the Chief Financial Officer of Kamor Group.

        YORAM FIRON, 37, has been Secretary and Vice President — Investments and Corporate Affairs since May 2002. During the preceding five years, Mr. Firon was a Vice President of Merhav and a partner in the law firm of Firon Karni Sarov & Firon.

        AMIT MANTSUR, 36, has been Vice President – Investments since March 2003. From September 2000 through December 2002, Mr. Mantsur served at Alrov Group as Strategy & Business Development Manager. From February 1997 through September 2000, Mr. Mantsur was a project manager at the Financial Advisory Services of KPMG Somekh Chaikin.

        GIORA BAR-NIR, 49, has been Vice-President – Accounting of the Company since October 2004 and has served as the Company’s Controller since March 2002. During the preceding five years, Mr. Bar-Nir was the Controller of the Israeli subsidiaries of Ampal.

Q:	How are the Company’s executives compensated?

        The table below presents information regarding remuneration paid for services to Ampal and its subsidiaries by the executive officers named below during the three fiscal years ended December 31, 2005, 2004 and 2003.

				Long-Term Compensation
Name and Principal Position	Year	Salaries	Bonus	Other Annual Compensation (9)	Number of Securities Underlying Options (10)	All Other Compensation
		( U . S . D o l l a r s )				(U.S. Dollars)(11)

Yosef A. Maiman (1)(12)	2005	581,613	310,208	299	-	7,282
Chairman of the Board	2004	606,409	364,604	6,091	-	2,143
	2003	506,849	155,953	25,570	-	2,002

Jack Bigio (2)(12)	2005	443,176	208,484	40,257	-	111,235
President and CEO	2004	420,064	252,564	54,943	280,000	102,131
	2003	257,547	106,189	71,777	-	88,389

Irit Eluz (3)(12)	2005	242,757	423,599	25,525	-	57,374
CFO - SVP Finance &	2004	219,980	132,332	32,732	280,000	49,349
Treasurer	2003	183,959	55,698	39,631	-	42,000

Yoram Firon (4)(12)	2005	185,345	107,767	25,771	-	45,346
Secretary, Vice	2004	159,500	48,674	26,491	190,000	35,086
President and	2003	133,138	14,063	30,261	-	29,756
Corporate Affairs

Amit Mantsur(5)	2005	129,915	43,308	13,187	-	32,911
Vice President -	2004	120,706	51,068	11,491	15,000	31,130
Investments	2003	108,853	-	12,097	58,000	28,335

Shlomo Shalev (6)(7)(8)	2005	180,385	96,688	18,930	-	300,601
Senior Vice President	2004	188,105	61,145	24,617	30,000	46,803
Investment	2003	167,093	34,254	33,048	-	41,712

(1)	Mr. Maiman has been employed by Ampal since April 25, 2002 as Chairman of the Board.
(2)	Mr. Bigio has been employed by Ampal since April 25, 2002 as President and CEO.
(3)	Ms. Eluz has been employed by Ampal since April 25, 2002.
(4)	Mr. Firon has been employed by Ampal since April 25, 2002.
(5)	Mr. Mantsur has been employed by Ampal since February 2, 2003.
(6)	Mr. Shalev served as Senior Vice President Investment from May 21, 2002 until November 30, 2005.
(7)	Mr. Shalev retired on November 30, 2005, the amounts include final account settlement.
(8)	Mr. Shalev exercised 73,125 options on December 7, 2005.
(9)	Consists of amounts reimbursed for the payment of taxes.
(10)	Represents the number of shares of Class A Stock underlying options granted to the named executive officers.
(11)	Comprised of Ampal (Israel’s) contribution pursuant to : (1) Ampal (Israel’s) Pension Plan and (ii) Ampal (Israel’s) education fund and (iii) use of car and (iv) use of mobile (v) final account settlement.
(12)	Eligible to receive an additional payment of up to six months salary (i) in the event of a change of control of the Company and (ii) such executive officer’s employment is terminated within six months from the date of the change of control of the Company.

Q:	How many options do the executive officers own?

Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year End 2005		Unrealized Value of In-the-Money Options (U.S. Dollars)
	Exercisable	Unexercisable	Exercisable	Unexercisable

Yosef A. Maiman	203,125	46,875	$633,750	$146,250
Jack Bigio	191,875	238,125	$625,250	$822,750
Irit Eluz	133,781	224,719	$443,998	$780,923
Yoram Firon	103,156	155,344	$339,898	$538,823
Amit Mantsur	43,625	29,375	$160,264	$106,256

Q:	Did the Company Grant any Options in the Last Fiscal Year

        No stock options were granted to purchase our Class A Stock to our named executive officers during fiscal year ended December 31, 2005.

Q:	What other benefits does the Company provide for its employees?

        Ampal previously maintained a money purchase pension plan (“Pension Plan”) for all full-time employees of Ampal except non-resident aliens outside the United States. Pursuant to the cessation of the Company’s U.S. operations, the Ampal-American Israel Corporation Money Purchase Pension Plan and the Ampal-American Israel Corporation Savings Plan were terminated effective December 31, 2004.

        In March 1998, the Board approved a Long-Term Incentive Plan (“1998 Plan”) permitting the granting of options to all employees, officers, directors and consultants of the Company and its subsidiaries to purchase up to an aggregate of 400,000 shares of Class A Stock. The 1998 Plan was approved by a majority of the Company’s shareholders at the June 19, 1998 annual meeting of shareholders. The 1998 Plan remains in effect for a period of ten years. As of December 31, 2005, 30,000 options of the 1998 Plan are outstanding.

        On February 15, 2000, the Stock Option Committee approved a new Incentive Plan (“2000 Plan”), under which the Company has reserved 4 million shares of Class A Stock, permitting the granting of options to all employees, officers and directors. The 2000 Plan was approved by the Board of Directors at a meeting held on March 27, 2000 and was approved by a majority of the Company’s shareholders at the June 29, 2000 annual meeting of shareholders. The 2000 Plan remains in effect for a period of ten years. As of December 31, 2005, 1,994,500 options of the 2000 Plan are outstanding.

        The options granted under the 1998 Plan and the 2000 Plan (collectively, the “Plans”) may be either incentive stock options, at an exercise price to be determined by the Stock Option and Compensation Committee (“the Committee”) but not less than 100% of the fair market value of the underlying options on the date of grant, or non-incentive stock options, at an exercise price to be determined by the Committee. The Committee may also grant, at its discretion, “restricted stock,” “dividend equivalent awards,” which entitle the recipient to receive dividends in the form of Class A Stock, cash or a combination of both and “stock appreciation rights,” which permit the recipient to receive an amount in the form of Class A Stock, cash or a combination of both, equal to the number of shares of Class A Stock with respect to which the rights are exercised multiplied by the excess of the fair market value of the Class A Stock on the exercise date over the exercise price. The options granted under the Plans were granted either at market value or above.

        Under each of the Plans, all granted but unvested options become immediately exercisable upon the occurrence of a change in control of the Company. On April 25, 2002, the controlling shareholder of the Company, Rebar Financial Corp., sold all of its stock in the Company to Y.M. Noy Investments Ltd. Accordingly, all options granted but unvested under the Plans were immediately exercisable.

        The Company accounts for all plans under APB Opinion No. 25, under which no compensation costs were incurred in the years ended December 31, 2003, 2004 and 2005. If compensation cost for the options under the above Plans had been determined in accordance with SFAS No. 123, the Company’s net income (loss) would have been ($6,832) million, ($18,954) million and $8,351 million, for the years 2005, 2004 and 2003, respectively.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO
THE COMPANY’S CLASS A STOCK

Q:	How has the Company’s stock performed over the past five years?

        The following graph compares the percentage change in cumulative total return (change in the stock price plus reinvested dividends) of Ampal Class A Stock, the S&P 500 Stock Index and a peer group index composed of Koor Industries (an Israeli holding company) and First Israeli Fund (an American closed-end fund that acquires equity interests in companies located in Israel) for the period December 31, 2000 through December 31, 2005. The stock price performances shown on the graph are not intended to forecast or be indicative of future price performance.

PERFORMANCE GRAPH

ASSUMES $100 INVESTED ON JAN. 01, 2001
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

Q:	Who are Ampal’s principal shareholders?

        The following table sets forth information as of August 23, 2006, as to the holders known to Ampal who beneficially own more than 5% of the Class A Stock, the only outstanding securities of Ampal. As of the Record Date, there were 22,212,933 (not including treasury shares) shares of Class A Stock of Ampal outstanding.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Title of Class	Amount of Shares and Nature of Beneficial Ownership	Percent of Outstanding Shares of Class A Stock

Y.M. Noy Investments Ltd., of 33	Class A Stock	11,750,132 shares (1)	52.9%
Havazelet Hasharon st., Herzliya,
Israel

Yosef A. Maiman	Class A Stock	12,000,132 shares (1)(2)	53.42%
Y.M. Noy Investments Ltd., of 33
Havazelet Hasharon st., Herzliya,
Israel

Ohad Maiman	Class A Stock	11,750,132 shares (1)	52.9%
Y.M. Noy Investments Ltd., of 33
Havazelet Hasharon st., Herzliya,
Israel

Noa Maiman	Class A Stock	11,750,132 shares (1)	52.9%
Y.M. Noy Investments Ltd., of 33
Havazelet Hasharon st., Herzliya,
Israel

(1)	Consists of 11,750,132 shares of Class A Stock held directly by Y.M. Noy Investments Ltd. Yosef A. Maiman owns 100% of the economic shares and one-third of the voting shares of Y.M. Noy Investments Ltd. In addition, Mr. Maiman holds an option to acquire the remaining two-thirds of the voting shares of Y.M. Noy Investments Ltd. (which are currently owned by Ohad Maiman and Noa Maiman, the son and daughter, respectively, of Mr. Maiman).

(2)	Includes 250,000 shares of Class A Stock underlying options which are presently exercisable as of August 23, 2006 or exercisable within 60 days of such date by Mr. Maiman.

Q:	What percentage of Class A Stock do the directors and officers own?

        The following table sets forth information as of the Record Date as to each class of equity securities of Ampal or any of its subsidiaries beneficially owned by each director and named executive officer of Ampal listed in the Summary Compensation Table and by all directors and named executive officers of Ampal as a group. All ownership is direct unless otherwise noted. The table does not include directors or named executive officers who do not own any such shares:

Name	Amount of Shares and Nature of Beneficial Ownership of Class A Stock		Percent of Outstanding Shares of Class A Stock

Yosef Maiman	12,000,132	(1)	53.42%
Jack Bigio	272,500	(2)	1.21%
Shlomo Shalev	0		*
Irit Eluz	201,000	(2)	*
Yoram Firon	151,625	(2)	*
Amit Mantsur	46,438	(2)	*
Leo Malamud	150,000	(2)	*
Dr. Josef Yerushalmi	100,000	(2)	*
Eitan Haber	26,250	(2)	*
Yehuda Karni	26,250	(2)	*
Menahem Morag	20,625	(2)	*
All Directors and Executive Officers
as a Group	12,994,820		55.39%

*	Represents less than 1% of the class of securities.

(1)	Attributable to 11,750,132 shares of Class A Stock held directly by Y.M. Noy Investments Ltd. See “Security Ownership of Certain Beneficial Owners.”In addition, this represents 250,000 shares underlying options for Yosef Maiman which are presently exercisable as of August 23, 2006 or exercisable within 60 days of such date by Mr. Maiman.

(2)	Represents shares underlying options which are presently exercisable as of August 23, 2006 or exercisable within 60 days of such date.

Q:	Have the Company's officers, directors and shareholders filed all appropriate beneficial ownership reports with the SEC?

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Ampal’s executive officers and directors, and persons who own more than 10% of a registered class of Ampal’s equity securities, to file with the Securities and Exchange Commission initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 and 5), of Class A Stock of Ampal. To the Company’s knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required, all filing requirements applicable to its executive officers, directors, and greater than 10% shareholders have been met.

Q:	Does the Company enter into transactions with affiliated parties?

        The Audit Committee of Ampal has the duty and responsibility of approving all transactions between Ampal, on the one hand, and any officer, director, or affiliate thereof, on the other hand, or in which any officer, director or affiliate has a material interest. Under the rules promulgated by Nasdaq, the Audit Committee must review and approve all transactions between Ampal on the one hand and any officer, director or principal shareholder of Ampal on the other hand. The Audit Committee considers and evaluates potential related party transactions from time to time, including co-investment opportunities and other types of transactions. The Audit Committee has the authority to engage independent legal, financial and other advisors.

        As described in this Proxy Statement, beginning on page 12 above, the Company has purchased a 6.6% beneficial interest in EMG through two transactions with Merhav. Yosef A. Maiman, the Chairman of the Board and the Company’s controlling shareholder, is the sole owner of Merhav. Additionally, Messrs. Malamud and Yerushalmi are employees of Merhav. Because of the foregoing relationships, the Special Committee, which is identical in composition to the Audit Committee, negotiated and approved the transactions described above. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. acted as financial advisors to the Special Committee. Dr. Nimrod Novik, a nominee for director, is also an employee of Merhav and serves as the Merhav designee to the Board of Directors of EMG.

OTHER MATTERS

Other Business

        The Board of Directors knows of no business other than that described in this Proxy Statement that will be presented for consideration at the Special Meeting. If other business shall properly come before the Special Meeting, shares represented by valid proxies will be voted on such matters in accordance with the best judgment of the persons named as proxies on the proxy cards, or their duly authorized designees.

Shareholder Proposals

        Any holder of Class A Stock who wishes to submit a proposal to be presented at the next annual meeting of shareholders must forward such proposal to the Secretary of the Company at the address in the Notice of Annual Meeting so that it is received by the Company no later than May 31, 2007. Such a proposal must comply with such rules as may be prescribed from time to time by the SEC regarding proposals of security holders.

By Order of the Board of Directors, JACK BIGIO President and Chief Executive Officer August 29, 2006

	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3.	Please mark your votes as indicated in this example	☒

1.	ELECTION OF DIRECTORS
		FOR all nominees listed to the left (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left ☐
Nominees:	01 Y. Maiman 02 J. Bigio 03 L. Malamud 04 J. Yerushalmi 05 N. Novik 06 Y. Karni 07 E. Haber 08 M. Morag

WITHHELD FOR: (INSTRUCTION: To withhold authority to vote for any individual nominee(s), print the name of such nominee(s) below.)

2.

RATIFICATION OF THE APPOINTMENT OF KESSELMAN & KESSELMAN, A MEMBER FIRM OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐
	FOR	AGAINST	ABSTAIN
3.

APPROVAL OF THE PROPOSED ISSUANCE OF 10,248,002 SHARES OF CLASS A STOCK OF THE COMPANY TO MERHAV (M.N.F.) LTD. IN CONNECTION WITH THE COMPANY’S PURCHASE FROM MERHAV OF A PORTION OF ITS INTEREST IN EAST MEDITERRANEAN GAS CO. S.A.E., AN EGYPTIAN JOINT STOCK COMPANY.

	☐	☐	☐

4.	IN THEIR DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Dated: _____________________, 2006

Signature

Signature

Please sign exactly as name appears. In the case of joint tenancies, coexecutors or co-trustees, both should sign. If acting as attorney, executor, administrator, trustee, officer of a corporation, or in other representative capacity, please give full title under signature.

▲ FOLD AND DETACH HERE ▲

PROXY

AMPAL-AMERICAN ISRAEL CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack Bigio and Yoram Firon, and each of them, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of Class A Stock of Ampal-American Israel Corporation held of record by the undersigned on August 23, 2006, at the Annual Meeting of Shareholders to be held on September 19, 2006, and any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on all matters as further described in the accompanying Proxy Statement. By executing this Proxy, the undersigned hereby revokes any proxy previously given with respect to such shares. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement and Annual Report.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” EACH OF THE BOARD OF DIRECTORS’ NOMINEES AND “FOR” PROPOSALS 2 AND 3. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

(Continued, and to be signed and dated on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Ampal-American Israel Corporation account online.

Access your Ampal-American Israel Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Ampal-American Israel Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	Make address changes
•	View certificate history	•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time